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                                                                    Exhibit 5.1

                                November 10, 2000

NetSol International, Inc.
24025  Park Sorrento, Suite 220
Calabasas, CA  91302

Ladies and Gentlemen:

         I am the General Counsel of NetSol International, Inc., a Nevada corporation (the "Company"). This opinion is submitted in connection with the registration on a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of up to $30,000,000 in the aggregate amount of (i) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and (ii) warrants (the "Warrants") to purchase Common Stock.

         I have examined originals or copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion, including the Company's Article of Incorporation, as amended, and Bylaws.

         Based on the foregoing, I am of the opinion that:

                  (i) when (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock, and (b) such shares have been issued and sold as contemplated in the Registration Statement, the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

                  (ii) when (a) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (b) such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon exercise of any such Warrants in accordance with the terms of the applicable Warrant Agreement will be duly authorized, validly issued, fully paid and nonassessable.

         The foregoing opinions are subject to, and qualified by, the following additional conditions:

         (a) with respect to the Common Stock, the due authorization for issuance of such number of shares of Common stock that are offered and sold;

         (b) with respect to the Warrants, the due authorization, execution and delivery by the Company, and by each counterparty thereto, of each applicable warrant agreement evidencing any of the Warrants and payment therefore in accordance with the terms of such authorization; and


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         (c) with respect to the Common Stock, such Common Stock has been paid for in accordance with applicable resolutions of the Board of Directors and the consideration is legal and sufficient under the General Corporation Law of the State of Nevada.

         I am a member of the Bar of the State of California, and I express no opinion as to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Nevada and the federal laws of the United States of America.

         I hereby consent to the use of my name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Malea Farsai
                                            Malea Farsai,
                                            General Counsel